UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 14, 2015

Smack Sportswear

(Exact name of registrant as specified in its charter)

000-53049

(Commission File Number)

Nevada	26-0685980
(State or other jurisdiction	(I.R.S. Employer
of Incorporation)	Identification No.)

20316 Gramercy Place

Torrance, CA 90501

(Address of principal executive offices)

(310) 787-1222

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01 Other Events

On February 4, 2015, the shareholders of Smack Sportswear, a Nevada corporation (the “Company”), authorized its Board of Directors to effectuate a reverse stock split of the Company’s issued and outstanding shares of Common Stock at a ratio of 1-for-3 (the “Reverse Stock Split”), which was ultimately declared effective by the Board of Directors as of the close of business on April 14, 2015. As a result of the Reverse Stock Split, every three (3) issued and outstanding shares of the Company’s Common Stock was changed and converted into one (1) share of Common Stock.

Following the Reverse Stock Split, the Company continues to have 70,000,000 shares of Common Stock authorized for issuance, but the number of outstanding shares of the Company’s Common Stock was reduced from 65,253,330 shares to approximately 21,751,110 shares.

The Company’s Common Stock will be traded under the new CUSIP number 831609201. It will trade under the symbol “SMAKD” for 20 business days following the effective date of the Reverse Stock Split, after which time the Company will resume trading on the OTCQB Market under the symbol “SMAK”.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 20, 2015	SMACK SPORTSWEAR

/s/ Douglas Samuelson
Douglas Samuelson Interim Chief Executive Officer

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